INDEPENDENT AUDITORS' CONSENT                                       EXHIBIT 23.1

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-3 of our report dated February 4, 1999, appearing in the Current Report on Form 8-K of The AES Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Washington, DC
June 8, 1999